Exhibit 3.2

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number 201605459926-27
Certificate of Correction	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT to NRS CHAPTERS 78,	Barbara K. Cegavske	12/15/2016 2:47 PM
78A, 80, 81, 82, 84, 86, 87, 87A, 88	Secretary of State	Entity Number
88A, 89 and 92A	State of Nevada	E0402072006-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to  NRS Chapters 78 78A, 80, 81, 82, 84, 86, 87, 87A, 88 88A, 89 and 92A)

1. The Name of the entity for which correction is being made:

TetriDyn Solutions, Inc.

2. Description of the original document for which correction is being made:

Certificate of Change filed Pursuant to NRS 78.209

3. Filing date of the original document for which correction is being made:        December 6, 2016

4. Description of the inaccuracy or defect:

Failed to decrease the number of authorized shares of Common Stock from 100,000,000 shares of Common Stock to 400,000 to shares of Common Stock. Additionally, failed to include effective date and time of filing.

5. Correction of the inaccuracy or defect:

“4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

400,000 shares of Common Stock, par value $0.001

5,000,000 shares of Preferred Stock, par value $0.001”

“7. Effective date and time of filing: (optional) Date: December 31, 2016 Time: 12:01 AM”

6. Signature:

/s/ Jeremy Feakins	Chief Executive Officer	12/15/2016
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction Revised: 1-5-15